                                                                      Exhibit 11

                HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                     PRIMARY

                                                                         Three Months Ended June 30,
                                                                         ---------------------------
                                                                              1995         1994
                                                                              ----         ----
Net income ............................................................     $  8,728     $  6,939
                                                                            ========     ========
Shares used in net earnings per
   share computations .................................................       19,831       19,031
                                                                            ========     ========
Earnings per share ....................................................     $    .44     $    .36
                                                                            ========     ========


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                                          Three Months Ended June 30,
                                                                          ---------------------------
                                                                               1995         1994
                                                                               ----         ----
Average outstanding common shares .....................................       18,939       18,178
Average common equivalent shares --
   dilutive effect of option shares ...................................          892          853
                                                                            --------     --------
Shares used in net earnings
   per share computations .............................................       19,831       19,031
                                                                            ========     ========


                                 FULLY DILUTED


                                                                         Three Months Ended June 30,
                                                                         ---------------------------
                                                                              1995         1994
                                                                              ----         ----
Net income ............................................................     $  8,728     $  6,939
                                                                            ========     ========
Adjusted net income for interest
   on convertible note ................................................     $  8,853     $  7,127
                                                                            ========     ========
Shares used in net earnings
   per share computations .............................................       20,757       20,483
                                                                            ========     ========
Earnings per share ....................................................     $    .43     $    .35
                                                                            ========     ========


      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                                          Three Months Ended June 30,
                                                                          ---------------------------
                                                                               1995         1994
                                                                               ----         ----
Average outstanding common shares .....................................       18,939       18,178
Average common equivalent shares --
   dilutive effect of option shares ...................................          939          876
Dilutive effect of convertible note ...................................          879        1,429
                                                                            --------     --------
Shares used in net earnings
   per share computations .............................................       20,757       20,483
                                                                            ========     ========

                                                                      Exhibit 11

                HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                    PRIMARY

                                                                         Six Months Ended June 30,
                                                                         -------------------------
                                                                             1995        1994
                                                                             ----        ----
Net income ............................................................     $14,838     $ 9,206
                                                                            =======     =======

Shares used in net earnings per
   share computations .................................................      19,485      19,041
                                                                            =======     =======

Earnings per share ....................................................     $   .76     $   .48
                                                                            =======     =======

      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                                         Six Months Ended June 30,
                                                                         -------------------------
                                                                              1995        1994
                                                                              ----        ----
Average outstanding common shares .....................................      18,651      18,162
Average common equivalent shares --
   dilutive effect of option shares ...................................         834         879
                                                                            -------     -------
Shares used in net earnings
   per share computations .............................................      19,485      19,041
                                                                            =======     =======

                                 FULLY DILUTED


                                                                         Six Months Ended June 30,
                                                                         -------------------------
                                                                             1995        1994
                                                                             ----        ----
Net income ............................................................     $14,838     $ 9,206
                                                                            =======     =======
Adjusted net income for interest
   on convertible note ................................................     $15,151     $ 9,582
                                                                            =======     =======
Shares used in net earnings
   per share computations .............................................      20,679      20,483
                                                                            =======     =======

Earnings per share ....................................................     $   .73     $   .47
                                                                            =======     =======

      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                                         Six Months Ended June 30,
                                                                         -------------------------
                                                                             1995         1994
                                                                             ----         ----
Average outstanding common shares .....................................      18,651      18,162
Average common equivalent shares --
   dilutive effect of option shares ...................................         874         892
Dilutive effect of convertible note ...................................       1,154       1,429
                                                                            -------     -------
Shares used in net earnings
   per share computations .............................................      20,679      20,483
                                                                            =======     =======

                                       36